SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 28, 2005, by and among ART Advanced Research Technologies, Inc., a Canadian corporation, with headquarters located at 2300 Alfred-Nobel Blvd., Saint Laurent, Québec, H4S 2A4 Canada (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from (i) securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act and (ii) prospectus qualification under the Securities Act (Quebec) (the “Quebec Act”) afforded by Section 51 of the Quebec Act.

B. The Company has authorized a new series of senior secured convertible notes of the Company, which notes shall be convertible into the Company’s common stock (the “Common Stock”), in accordance with the terms of such notes.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of notes, in substantially the form attached hereto as Exhibit A (the “Initial Notes”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $5,000,000) (as converted into Common Stock, collectively, the “Initial Conversion Shares”), (ii) warrants, in substantially the form attached hereto as Exhibit B (the “A Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers (as exercised, collectively, the “A Warrant Shares”) and (iii) warrants, in substantially the form attached hereto as Exhibit C (the “B Warrants”, and together with the A Warrants, the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers (as exercised, collectively, the “B Warrant Shares”, and together with the A Warrant Shares, the “Warrant Shares”).

D. Subject to the terms and conditions set forth in this Agreement, the Buyers shall have the right to participate, and in certain circumstances the Company may require the Buyers to participate, in one or more Additional Closings (as defined in Section 1(a)(ii) below) for the purchase by the Buyers and the sale by the Company of up to that aggregate principal amount of notes, in substantially the form attached hereto as Exhibit A (collectively, the "Additional Notes” and, collectively with the Initial Notes, the “Notes”) set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (which aggregate additional amount for all Buyers shall be $2,500,000) (as converted, collectively, the “Additional Conversion Shares” and, collectively with the Initial Conversion Shares, the “Conversion Shares”).

E. The Notes bear interest that, at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the “Interest Shares”).

F. The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

G. The Notes will be (i) senior to all outstanding and future indebtedness of the Company, (ii) secured by a perfected security interest and hypothec in all of the assets of the Company and in all of the assets of certain Subsidiaries as evidenced by (and as defined in) the Hypothec Agreement in favor of Portside Growth & Opportunity Fund, a company organized under the laws of the Cayman Islands, in its capacity as collateral agent and the person holding the power of attorney (in such capacity, the “Senior Agent”) for the Buyers hereto and for the other holders of the Securities, in the form attached hereto as Exhibit H (the “Hypothec Agreement”), which security interest and hypothec shall be senior to all other security interests therein (other than Permitted Liens (as defined in the Notes)), and as evidenced by such other security documents as are necessary and reasonably appropriate, including, without limitation, certain account control agreements in form and substance reasonably satisfactory to the Senior Agent (the “Account Control Agreements”), and (iii) guaranteed by the Guarantee of each of its Subsidiaries that is as of the Closing Date, or thereafter becomes, a party to such Hypothec Agreement, substantially in the form attached hereto as Exhibit I (the “Guarantees”, together with the Hypothec Agreement, the Account Control Agreement and such other security documents as are necessary and appropriate, collectively, the “Security Documents”).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants.

(i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below), (A) one or more Initial Notes with an aggregate principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (B) one or more Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in columns (4) and (5) on the Schedule of Buyers (the “Initial Closing”). If at the Initial Closing Date any one or more of the Buyers (a "Refusing Buyer”) shall not complete the purchase of the Initial Notes which it has agreed to purchase hereunder for any reason whatsoever, the other Buyers (a “Continuing Buyer”) shall have the right, but shall not be obligated, to purchase the Initial Notes which would otherwise have been purchased by the Refusing Buyers. If the amount of the Initial Notes which the Continuing Buyers wish to purchase exceeds the amount of the Initial Notes which would otherwise have been purchased by the Refusing Buyers, such Initial Notes shall be divided pro rata among the Continuing Buyers desiring to purchase such Initial Notes in proportion to the percentage of Initial Notes which such Continuing Buyers have agreed to purchase as set out in the Schedule of Buyers. Nothing in this section shall oblige the Company to issue and sell to the Buyers less than all of the Initial Notes to be issued and sold by it or relieve from liability to the Company any Refusing Buyer which shall be so in default. In the event of a termination by the Company of its obligations under this Agreement, there shall be no further liability on the part of the Company to the Buyers.

(ii) Additional Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b) below, at the option of each Buyer, the Company shall issue and sell to each Buyer, at one or more Additional Closings for the Buyers, and each Buyer severally, but not jointly, may purchase from the Company on such Additional Closing Date (as defined below), a principal amount of Additional Notes (the “First Additional Notes Amount”) not to exceed the aggregate principal amount as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (each, a “First Additional Closing”) and a principal amount of Additional Notes (the “Second Additional Notes Amount”) not to exceed the aggregate principal amount as is set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers (each, a “Second Additional Closing”, and with the First Additional Closings, each, an “Additional Closing”).

(iii) Closing. The Initial Closing and each Additional Closing are referred to in this Agreement as a “Closing.” Each shall occur on the applicable Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(iv) Purchase Price. The purchase price for each Buyer of the Notes and the Warrants to be purchased by each such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (8) of the Schedule of Buyers. Each Buyer shall pay $1.00 for each $1.00 of principal amount of Initial Notes and related Warrants to be purchased by such Buyer at Initial Closing and shall pay $1.00 for each $1.00 of principal amount of Additional Notes to be purchased at each Additional Closing.

(b) Initial Closing Date. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York City Time, on the date hereof after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below (or such later date as is mutually agreed to by the Company and each Buyer).

(c) Additional Closing Date. (i) The date and time of the Additional Closings (each, an “Additional Closing Date,” and together with the Initial Closing Date, each a “Closing Date” and collectively, the “Closing Dates”) shall be 8:00 a.m., New York City Time, on the date specified in the applicable Additional Closing Notice (as defined below), subject to satisfaction (or waiver) of the conditions to each Additional Closing set forth in Sections 6(b) and 7(b) and the conditions contained in this Section 1(c) (or such later date as is mutually agreed to by the Company and the applicable Buyer). Subject to the requirements of Sections 6(b) and 7(b) and the conditions contained in this Section 1(c), each Buyer may purchase, at such Buyer’s option, Additional Notes by delivering written notice to the Company (an “Additional Closing Notice”) at any time (A) with respect to the First Additional Notes Amount, during the period beginning after the date hereof and ending on the one year anniversary of the Initial Closing Date (the “First Optional Additional Notes Notice Termination Date”) and (B) with respect to the Second Additional Notes Amount, during the period beginning after the date the Shareholder Approval (as defined in Section 4(s) below) has been obtained and ending one year thereafter (the “Second Optional Additional Notes Notice Termination Date”, and with the First Optional Additional Notes Notice Termination Date, each an "Optional Additional Notes Notice Termination Date”); provided, that each Buyer may only exercise such right once with respect to the First Additional Notes Amount and once with respect to the Second Additional Notes Amount. In addition to the foregoing, if (x) (A) with respect to the First Additional Notes Amount, at any time from and after the Initial Closing Date until the one year anniversary date of the Initial Closing Date or (B) with respect to the Second Additional Notes Amount, during the period beginning after the date the Shareholder Approval has been obtained and ending one year thereafter, the Closing Sale Price (as defined in the Notes) of the Common Stock equals or exceeds CDN$1.485 (subject to appropriate adjustments for stock splits, stock dividends, stock combinations or other similar transactions after the Initial Closing Date) for each of any twenty (20) consecutive Trading Days (as defined in the Notes) and (y) the Equity Conditions (as defined in the Notes) shall have been satisfied (or waived in writing by each Buyer), on each Trading Day during the period commencing on the date of delivery of the applicable Mandatory Funding Notice (as defined below), and ending on the applicable Additional Closing Date, the Company shall have the right to require each Buyer to purchase Additional Notes by delivering to each Buyer an Additional Closing Notice (as provided by the Company, a “Mandatory Funding Notice”) setting forth the principal amount of Additional Notes to be purchased by the Buyers, which principal amount, when added to the principal amount of any Additional Notes previously purchased by each Buyer shall not exceed (1) if on or prior to the First Optional Additional Notes Notice Termination Date, but prior to the date the Company obtains the Shareholder Approval, the First Additional Notes Amount, (2) if on or prior to the First Optional Additional Notes Notice Termination Date and the Second Additional Notes Notice Termination Date, but after the date the Company obtains the Shareholder Approval, the aggregate of the First Additional Notes Amount and the Second Additional Notes Amount, or (3) if after the First Optional Additional Notes Notice Termination Date and after the date the Company obtains the Shareholder Approval, but prior to the Second Optional Additional Notes Notice Termination Date, the Second Additional Notes Amount; provided, that if the Company elects to deliver a Mandatory Funding Notice to any Buyer, it must deliver a Mandatory Funding Notice requiring the purchase of a pro rata amount of Additional Notes to all Buyers. Any Mandatory Funding Notice delivered by the Company shall be irrevocable. Each Mandatory Funding Notice shall contain a proposed Additional Closing Date that shall be at least 10 Business Days but not more than 60 Business Days following the date of delivery of such Mandatory Funding Notice to the Buyers. An Additional Closing Notice shall be delivered at least five Business Days prior to the applicable Additional Closing Date set forth in such Additional Closing Notice. An Additional Closing Notice shall set forth (i) the principal amount of Additional Notes to be purchased by such Buyer at the applicable Additional Closing, which principal amount, when added to the principal amount of any Additional Notes previously purchased by such Buyer, shall not exceed the sum of the First Additional Notes Amount and the Second Additional Notes Amount, (ii) the aggregate Purchase Price for the Additional Notes to be purchased and (iii) the proposed Additional Closing Date. The Company shall promptly deliver a copy of each Additional Closing Notice to each Buyer that did not issue such Additional Closing Notice and allow such Buyer to participate in such Additional Closing. In the event the Company, (x) as of the First Optional Additional Notes Notice Termination Date, has not sold $2.0 million in aggregate principal amount of Additional Notes of the First Additional Notes Amount to the Buyers or (y) as of the Second Optional Additional Notes Notice Termination Date, has not sold $0.5 million in aggregate principal amount of Additional Notes of the Second Additional Notes Amount to the Buyers, the Company may deliver a notice (the “Undersubscription Notice”) to each Buyer that has elected to purchase the entire First Additional Notes Amount or Second Additional Notes Amount, as applicable, of such Buyer (the “Additional Basic Amount”) within 5 Business Days of such anniversary notifying them of the principal amount of Additional Notes that have not been sold, such notice containing an offer to such Buyers to purchase more Additional Notes by delivering a notice to the Company within 10 Business Days (a “Undersubscription Election Notice”) from their receipt of a Undersubscription Notice to purchase some or all of the remaining Additional Notes specified in the Undersubscription Notice (the terms, conditions and purchase price shall be the same as specified with respect to the sale of the other Additional Notes). The Undersubscription Election Notice shall specify the principal amount of Additional Notes such Buyer elects to purchase (not to exceed the amount specified in the Undersubscription Notice). If the total principal amount of Additional Notes specified in the Undersubscription Election Notices of all Buyers is more than the aggregate principal amount of Additional Notes specified in the applicable Undersubscription Notice, each Buyer who has subscribed for any Additional Notes pursuant to an Undersubscription Notice shall be entitled to purchase only that portion of the amount specified in Undersubscription Notice as the Additional Basic Amount of such Buyer bears to the total Additional Basic Amounts of all Buyers that have subscribed for Additional Notes pursuant to an Undersubscription Notice, subject to rounding by the Company to the extent it deems reasonably necessary. The additional Closing Date for the Additional Notes to be purchased pursuant to Undersubscription Election Notices shall occur 30 Business Days after the applicable Optional Additional Notice Termination Date. As used herein, "Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) Form of Payment. On each Closing Date, each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions; provided, that $2.0 million of the Purchase Price for the Initial Notes shall be paid by wire transfer of immediately available funds in accordance with the Company’s written wire transfer instructions into the Cash Collateral Account (as defined below). Within three (3) Business Days after each Closing Date, the Company shall deliver to each Buyer (A) the Notes (denominated in the principal amounts as such Buyer shall request) that such Buyer is then purchasing and (B) the Warrants (denominated in the amounts as such Buyer shall request) such Buyer is purchasing in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a) No Sale or Distribution. Such Buyer is acquiring the Notes and the Warrants and upon conversion of the Notes and exercise of the Warrants will acquire the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants for its own account and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or prospectus, or an exemption under the 1933 Act and the Quebec Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor and $150,000 Minimum Subscription. Such Buyer is Purchaser is purchasing Notes with an aggregate acquisition cost to it of at least $150,000 and no disclosure document within the meaning of the Quebec Act and the rules and regulations thereunder has been delivered in connection with the trade of Notes to the Buyer. Such Buyer is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D. Such Buyer is resident in the jurisdiction indicated on the Schedule of Buyers and has made its investment decision in that jurisdiction or at its address on the Schedule of Buyers.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and the prospectus requirements of Canadian Securities Laws (as defined below) and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and is able to bear the economic risks of such investment.

(e) No Governmental Review. Such Buyer understands that no United States or Canadian federal, state or provincial agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered or qualified under the 1933 Act, the Quebec Act or any state or provincial securities laws, (ii) the Securities may not be offered for sale, sold, assigned or transferred in the United States or to a U.S. person (within the meaning of Regulation S) unless (A) such sale is registered under the 1933 Act or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, including Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto); (iii) any sale of the Securities made in reliance on Rule 144 or Rule 144A may be made only in accordance with the terms thereof and further, if Rule 144 or Rule 144A is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; (iv) neither the Company nor any other Person is under any obligation to register or qualify the Securities by prospectus under the 1933 Act, the Quebec Act or any provincial or state securities laws or to comply with the terms and conditions of any exemption thereunder and (v) the Securities may not be offered for sale, sold, assigned or transferred in Canada or to a person who is a resident of Canada before November 28, 2005 unless qualified by prospectus or pursuant to an exemption from such qualification and otherwise any sale or transfer of the Securities to a purchaser or transferee whose address is in Canada is prohibited unless it is made in compliance with applicable Canadian Securities Laws (as defined below).

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and Warrants and the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED WITHIN THE UNITED STATES OR TO ANY U.S. PERSON (AS DEFINED IN RULE 902 OF THE 1933 ACT) (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT IN RELIANCE UPON RULE 144 OR RULE 144A UNDER SAID ACT OR ANOTHER AVAILABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES TOGETHER WITH OTHER SECURITIES OF THE HOLDER.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) upon a resale of such Securities are that is registered under the 1933 Act, or (ii) in connection with a sale, assignment or other transfer, in which such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act in reliance upon Rule 144 or Rule 144A or another available exemption.

(h) Canadian Legends. Such Buyer understands that the certificates or other instruments representing the Notes and Warrants and, if the Notes are converted or the Warrants are exercised prior to November 28, 2005, the stock certificates representing the Conversion Shares and the Warrant Shares, shall bear the legend set forth below:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 28, 2005.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped in connection with any resale which occurs after November 28, 2005. The stock certificates representing the Conversion Shares and the Warrant Shares shall also bear the legend set forth below:

“THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, SAID SHARES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SHARES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTION ON TSX”

The legends set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped at such time as no other restrictive legend appears on such certificate.

(i) Validity; Enforcement. This Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Security Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(k) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(l) No Other Representations. Such Buyer shall not be deemed to have made any representation or warranty other than as expressly set forth in this Agreement or in the other Transaction Documents.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the outstanding capital stock or holds an equity or similar interest representing 50% or more of the outstanding equity or similar interest of such entity) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign or extra-provincial entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Security Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company does not hold any equity or similar interest in any entity except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants and the issuance of the Conversion Shares issuable upon conversion of the Notes, the issuance of Warrant Shares issuable upon exercise of the Warrants, and the granting of a security interest in the Collateral (as defined in the Security Documents) have been duly authorized by the Company’s Board of Directors and, other than the filings specified in Section 3(e), no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. As of the date of issuance of any Additional Notes, such Additional Notes shall have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditor’s rights and remedies.

(c) Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of each applicable Closing, an unlimited number of shares of Common Stock shall have been duly authorized and reserved for issuance. Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Interest Shares, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act and from the prospectus and registration requirements of applicable Canadian Securities Laws.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral (as defined in the Security Documents) and issuance of the Interest Shares, the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of is Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any material respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws or Canadian Securities Laws and regulations and the rules and regulations of the Toronto Stock Exchange (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Except as set forth on Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Closing): (i) the filing of appropriate filings, registrations and notices of registration at the appropriate registers and with the appropriate authorities pursuant to the Security Agreements, (ii) the filing of a listing application for the Conversion Shares, Interest Shares and Warrant Shares with the Principal Market, which shall be done pursuant to the rules of the Principal Market and (iii) the filing of requisite filings and notices and payment of applicable filing fees with Canadian securities regulators. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (including within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Winchester Capital as placement agent (the “Agent”) in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC-CSA Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC and the Canadian Securities Administrators (the “CSA”) pursuant to the reporting requirements of the 1934 Act and the Securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of, the securities regulatory authorities of the provinces and territories of Canada (the “Canadian Securities Laws”), and no such disclosure has been made on a confidential basis that remains subject to confidentiality (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC-CSA Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of any of the SEC-CSA Documents not available on the EDGAR and SEDAR systems. As of their respective dates, the SEC-CSA Documents complied in all material respects with the requirements of the 1934 Act and the Canadian Securities Laws and the rules and regulations of the SEC and the CSA promulgated thereunder applicable to the SEC-CSA Documents, and none of the SEC-CSA Documents, at the time they were filed with the SEC or the CSA as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC-CSA Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and the CSA with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in Canada, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC-CSA Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l) Absence of Certain Changes. Since December 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Except as disclosed in Schedule 3(l), since December 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures individually in excess of $100,000, or in the aggregate in excess of $250,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. Except as disclosed in Schedule 3(l), the Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (as defined in Section 3(s)), (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(s)), or (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock or in a material change report under Canadian Securities Laws and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations that would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2003, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC, the CSA or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC, the CSA or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. The Company is a reporting issuer in good standing under the applicable Canadian Securities Laws.

(o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act, as amended or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Transactions With Affiliates. Except as set forth in the SEC-CSA Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(p), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) an unlimited number of Common Stock, of which as of the date hereof, 42,664,523 are issued and outstanding, 4,563,486 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 13,636,470 shares are reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock and (ii) an unlimited number of preferred shares, without par value, of which as of the date hereof 6,341,982 shares of which is issued and outstanding or reserved for issuance. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as disclosed in Schedule 3(q): (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(r)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act or under any applicable Canadian Securities Laws; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC-CSA Documents but not so disclosed in the SEC-CSA Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has made available to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(r) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(r), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(r) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(s) Absence of Litigation. Except as set forth in Schedule 3(s), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such.

(t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all United States and Canadian federal, state, provincial, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Title. The Company and its Subsidiaries have good and marketable title to all real and personal, movable and immovable property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, charges, hypothecs, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets, licenses, approvals, governmental authorizations and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as set forth in Schedule 3(w), none of the Company’s Intellectual Property Rights have expired, terminated or have been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all United States and Canadian federal, state, provincial, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Subsidiary Rights. Except as set forth in Schedule 3(y), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z) Tax Status. Except as set forth in Schedule 3(z), the Company and each of its Subsidiaries (i) has made or filed all foreign, United States and Canadian federal, state and provincial income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(aa) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc) Ranking of Notes. Except for Indebtedness that will be cancelled at the Initial Closing, no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(dd) Share Freely Tradeable. From and after November 28, 2005, the Conversion Shares, the Warrant Shares and any Interest Shares to be issued, may be resold on the Principal Market, in each case: (A) subject to compliance with the requirements of the 1933 Act by a U.S. Holder, if applicable; and (B) subject to compliance with the conditions of Section 2.5 of Multilateral Instrument 45-102 of the Canadian Securities Administrators and the corresponding requirements of Quebec Securities Laws.

(ee) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Acknowledgement Regarding Buyers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares, the Warrant Shares and Interest Shares deliverable with respect to Securities are being determined.

(gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. The Transaction Documents, including the Schedules to this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ii) Bank Accounts. The Company represents and warrants that all accounts of the Company with banks or other financial entities are located in Montreal, Quebec.

(jj) No Other Representations. The Company and its Subsidiaries shall not be deemed to have made any representation or warranty other than as expressly set forth in this Agreement or in the other Transaction Documents.

4. COVENANTS.

(a) Reasonable Best Efforts; Cooperation.

(i) Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(ii) The parties hereto agree to reasonably cooperate with each other after the Initial Closing to mitigate any adverse effects to the Company or any Buyer of Section 25(c) of the Note, provided, however, that nothing in this Section 4(a)(ii) shall either (1) obligate any Buyer to take any other action which such Buyer believes to be adverse to such Buyer or (2) obligate the Company to take any other action which the Company believes to be adverse to the Company.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and Canadian Securities Law (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to each Closing Date. The Company shall file the form prescribed by Section 51 of the Quebec Act with the Autorité des Marchés Financiers with respect to the Securities. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States and the applicable Canadian Securities Laws following each such Closing Date.

(c) Reporting Status. Until the date on which the Buyers shall have sold all the Conversion Shares, Warrant Shares and Interest Shares and none of the Notes or Warrants is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed by a foreign private issuer with the SEC pursuant to the 1934 Act and applicable securities regulators under applicable Canadian Securities Laws.

(d) Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for the clinical development and trials for SoftScan with the balance to be used for new eXplore Optix enhancements and product extensions. The Company will not use the proceeds from the sale of the Securities for the (i) repayment of any other outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) redemption or repurchase of any of its equity securities.

(e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period unless the following are filed with the SEC or the CSA through EDGAR or SEDAR and are available to the public through the EDGAR or SEDAR systems, within one (1) Business Day after the filing thereof with the SEC or the CSA, a copy of its Annual Report (on Form 20-F, or such other form as may be available, in the United States), quarterly financial statements and any other current reports on Form 6-K in the United States, any material change reports filed under National Instrument 5I-102 of the CSA and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act or prospectus filed pursuant to Canadian Securities Laws.

(f) Listing. The Company shall promptly secure the listing of all of the Conversion Shares, Warrant Shares and Interest Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares, Warrant Shares and Interest Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks’ authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market; provided, however, that the Company makes no covenant regarding the trading price of the Common Stock. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. Subject to Section 8 below, at the Closing, the Company shall pay an expense allowance to Portside Growth & Opportunity Fund (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) to cover expenses reasonably incurred by Portside Growth & Opportunity Fund or any professionals engaged by Portside Growth & Opportunity Fund in relation to due diligence and investment documentation, in an amount not to exceed $75,000 (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement), which amount shall be withheld by such Buyer from its Purchase Price at the Closing. The Company shall also reimburse Portside Growth & Opportunity Fund for the reasonable costs of performing UCC/personal property security, tax and judgment lien searches and searches with the Canadian Trade-Mark Office, the Canadian Patent Office, United States Patent and Trademark Office which costs shall not be deducted from the expense reimbursement set forth in the immediately preceding sentence. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Buyer or its successor and assigns in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities and no Buyer, successor or assign thereof effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer, subject to compliance with the terms of this Agreement.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 6-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Notes, the forms of Warrants and the Security Documents) as exhibits to such filing (including all attachments, the “Initial 6-K Filing”) and a material change report on Form 51-102F3 in accordance with National Instrument 51-102 of the CSA with respect thereto (the “Material Change Report”). On or before 8:30 a.m., New York City Time, on the Business Day following each Additional Closing Date, the Company shall file a Current Report on Form 6-K with the SEC describing the transaction consummated on such date (the “Additional 6-K Filing,” and together with the Initial 6-K Filing, the “6-K Filings”) and a Material Change Report with respect thereto. From and after the filing of the Initial 6-K Filing with the SEC and the initial Material Change Report with the CSA, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Initial 6-K Filing and the initial Material Change Report. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Initial 6-K Filing with the SEC and the initial Material Change Report with the CSA without the express written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall forthwith following receipt of such notice, make public disclosure of such material, nonpublic information, but in no event later than ten (10) Trading Days after receipt of such notice, provided that the Buyer received such material, non public information from the Company. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Initial 6-K Filing and Material Change Report and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, the Company shall not disclose the name of any Buyer in any filing, announcement, release or otherwise.

(j) Restriction on Redemption and Cash Dividends. So long as any Notes or Warrants are outstanding or the Buyers shall have the right to purchase any Additional Notes, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes.

(k) Dilutive Issuances. For so long as any Notes or Warrants remain outstanding or the Buyer shall have the right to purchase any Additional Notes, the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market and applicable Canadian Securities Laws.

(l) Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants or the Buyer shall have the right to purchase any Additional Notes, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(m) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, at least the requisite number of Interest Shares issuable pursuant to the terms of the Notes, shares of Common Stock issuable upon conversion of all of the Notes (including the Additional Notes) and shares of Common Stock issuable upon exercise of the Warrants.

(n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o) Additional Issuances of Securities.

(i) For purposes of this Section 4(o), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) From the date hereof until the two year anniversary of the Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement”) unless the Company shall have first complied with this Section 4(o)(ii).

(1) The Company shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) attach a copy of a term sheet or otherwise describe the price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to such Buyers a pro rata portion of 30% of the Offered Securities allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the seventh (7th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(3) The Company shall have twenty (20) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(ii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(ii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(ii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(ii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(iii) The restrictions contained in subsection (ii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes).

(p) Effect of Failure to Cause Conversion Shares, Warrant Shares and Interest Shares to be Freely Tradeable on Principal Market. On or prior to (i) November 28, 2005, (the “TSX Deadline”), the Company shall use commercially reasonable efforts cause the Initial Conversion Shares, the Warrant Shares, any Interest Shares to be issued, and 4/5ths of the Additional Conversion Shares, to be listed for trading on the Principal Market, and (ii) 120 days after the Shareholder Approval Date, (the “Additional TSX Deadline”), the Company shall use commercially reasonable efforts cause any other Additional Conversion Shares to be listed for trading on the Principal Market, and in each case, for so long as the Buyers hold any Securities or shall have the right to purchase any Additional Notes, the Company shall cause such Securities to remain listed after the applicable deadline for trading on the Principal Market. If the Company shall fail to cause such securities to be listed for trading by the TSX Deadline or the Additional TSX Deadline (a “TSX Failure”) or such securities fail to remain listed for trading after the applicable deadline for longer than 5 consecutive Business Days or 10 Business Days in any twelve month period, (a “Maintenance Failure”), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying Shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of such securities an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such Buyer’s Notes relating to such securities on each of the following dates: (i) on every thirtieth day after the day of a TSX Failure and thereafter (pro rated for periods totaling less than thirty days) until such a TSX Failure is cured; and (ii) on every thirtieth day after the initial day of a Maintenance Failure and thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured; provided, that if a TSX Failure or a Maintenance Failure has continued for 270 days or more, the amount the Company shall pay shall be increased to two percent (2.0%) of the aggregate principal amount of the Buyer’s Notes relating to such securities. The payments to which a holder shall be entitled pursuant to this Section 4(p) are referred to herein as “TSX Delay Payments.” TSX Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which any such TSX Delay Payment is incurred and (II) the third Business Day after the event or failure giving rise to a TSX Delay Payment is cured. In the event the Company fails to make any TSX Delay Payment in a timely manner, such TSX Delay Payment shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.

(q) Holding Period. For the purposes of Rule 144 and applicable Canadian Securities Laws, the Company acknowledges that the holding period of the Conversion Shares and the Warrant Shares may be tacked onto the holding period of the Notes and Warrants, as applicable, and the Company agrees not to take a position contrary to this Section 4(q).

(r) Cash Collateral Account. (i) As of Closing the Company shall establish with a bank acceptable to Portside Growth Opportunity Fund, as collateral agent (the “Collateral Agent”), (the “Cash Collateral Bank”) a deposit account (together with all monies on deposit in such deposit account and all certificates and instruments, if any, representing or evidencing such deposit account, the “Cash Collateral Account”), and shall cause the Cash Collateral Bank to enter to an account control agreement with the Collateral Agent, on terms reasonably acceptable to the Collateral Agent. Upon the request of the Collateral Agent, the Company shall also execute and deliver such other customary agreements and instruments necessary to grant the Buyers a first priority perfected security interest and hypothec in the Cash Collateral Account to secure the Notes. The Company agrees that it shall not permit the Cash Collateral Account to be subject to any lien, pledge, charge, hypothec, security interest or other encumbrance other than as provided in the immediately preceding sentence.

(ii) The funds in the Cash Collateral Account shall be distributed as set forth below:

(1) If the Company raises after the Closing Date more than $4.0 million but less than or equal to $7.0 million in aggregate net proceeds in a Subsequent Placement, then on the third Business Day after receiving notice from the Company of such event, the Collateral Agent shall deliver written instructions to the Cash Collateral Bank directing the release to the Company from the Cash Collateral Account of any funds in excess of $1.0 million;

(2) If the Company raises after the Closing Date more than $7.0 million in aggregate net proceeds in a Subsequent Placement, then on the third Business Day after receiving notice from the Company of such event, the Collateral Agent shall deliver written instructions to the Cash Collateral Bank directing the release of the balance of any amount remaining in the Cash Collateral Account to the Company;

(3) If at any time or from time to time the aggregate principal amount of the Notes falls below the amount in the Cash Collateral Account (whether by conversion, redemption, amortization or otherwise), then on the third Business Day after receiving notice from the Company of such event, the Cash Collateral Agent shall deliver written instructions to the Cash Collateral Bank directing the release to the Company, from the Cash Collateral Account, of an amount equal to $1 for each $1 that the aggregate principal amount of the Notes is below the amount in the Cash Collateral Account; and

(4) If any balance remains in the Cash Collateral Account on the Maturity Date, then on the third Business Day after receiving notice from the Company of such event, the Collateral Agent shall deliver written instructions to the Cash Collateral Bank directing it to release to the holders of the Notes (allocated pro rata among the holders based on the principal amount of the Notes held by each holder on the Maturity Date) the balance of any such amount remaining in the Cash Collateral Account.

(s) Shareholder Approval. The Company shall hold a special or annual meeting of shareholders of the Company (the “Shareholder Meeting”), which shall be promptly called and held not later than May 31, 2006 (the “Shareholder Meeting Deadline”), soliciting each such shareholder’s affirmative vote for approval of resolutions providing for the Company’s issuance of all of the Second Additional Notes and any Securities not currently authorized to be issued by the Principal Market (such affirmative approval being referred to herein as the “Shareholder Approval”, and the date of such approval, the “Shareholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its shareholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the shareholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Shareholder Approval by the Shareholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Shareholder Approval is not obtained on or prior to the Shareholder Meeting Deadline, the Company shall cause two (2) additional Shareholder Meetings to be held every six months thereafter until such Shareholder Approval is obtained.

(t) Future Guaranties. The Company shall not acquire or create any new subsidiaries or transfer any assets of any kind or nature to either of the Company’s subsidiaries as of the Closing Date (the “Existing Subsidiaries”) or to any new subsidiary unless, concurrently with any such transactions, the Company has caused such Existing Subsidiary or such new subsidiary to become a party to the Hypothec Agreement and to execute a Guarantee in the form attached hereto as Exhibit I.

(u) Account Control Agreement. (i) Within ten (10) Business Days after the Closing Date, the Company shall use commercially reasonable efforts to deliver to the Buyers an Account Control Agreement, in form and substance reasonably satisfactory to the Senior Agent, for each bank account of the Company, duly authorized and executed by the Company and the applicable bank.

(ii) Following the Closing Date, and so long as any Notes are outstanding, neither the Company nor any of its Subsidiaries shall open any account with any bank or other financial entity without delivering to the Buyers an Account Control Agreement, in form and substance substantially similar to the Account Control Agreement referenced in clause (i) above, for each such account of the Company or such Subsidiary, duly authorized and executed by the Company or such Subsidiary and the applicable bank or other financial entity.

(iii) Notwithstanding the terms of any such Account Control Agreement, the Senior Agent shall not provide instructions to the applicable bank directing the disposition of the funds in the subject account or any other dealings with such account unless an Event of Default (as defined in the Notes) has occurred and is continuing.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Interest Shares issuable pursuant to the terms of the Notes, Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares, if any, and the Warrant Shares issued at the Closing or upon conversion of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares, Interest Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) Initial Closing Date. The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Portside Growth & Opportunity Fund, the amounts withheld pursuant to Section 4(g)) for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

(b) Additional Closing Date. The obligation of the Company hereunder to issue and sell the Notes to each Buyer at each Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Additional Notes being purchased by such Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(ii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) Initial Closing Date. The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and, to the extent it is a party thereto, each of its Existing Subsidiaries, shall have duly executed and delivered to such Buyer: (A) the Initial Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to this Agreement, (B) the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to this Agreement; and (C) each of the other Transaction Documents.

(ii) Such Buyer shall have received the opinion of Osler, Hoskin & Harcourt LLP, the Company’s outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit E attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Initial Closing Date.

(v) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by The Director, Canada Business Corporations Act, Industry Canada, within ten (10) days of the Initial Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Initial Closing, in the form attached hereto as Exhibit F.

(vii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(viii) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

(ix) The Common Stock (i) shall be or listed on the Principal Market and (ii) shall not have been suspended, as of the Initial Closing Date, by the SEC, the CSA or the Principal Market from trading on the Principal Market nor shall suspension by the SEC, the CSA or the Principal Market have been threatened, as of the Initial Closing Date, either (A) in writing by the SEC, the CSA or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(x) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xi) There shall be no Indebtedness of the Company other than Indebtedness which is subordinate to the Notes.

(xii) A pay-off letter in form and substance satisfactory to the Senior Agent from Canadian Imperial Bank of Commerce.

(xiii) The approval of the Principal Market for the issuance of the Securities contemplated hereby and conditional listing of the Conversion Shares, Warrant Shares and Interest Shares shall have been obtained.

(xiv) The approval of the board of directors of the Company for the issuance of the Securities contemplated hereby shall have been obtained.

(xv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b) Additional Closing Date. The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the each Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and, to the extent it is a party thereto, each of its Existing Subsidiaries, shall have duly executed and delivered to such Buyer the Additional Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at such Additional Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Osler, Hoskin & Harcourt LLP, the Company’s outside counsel, dated as of the each Additional Closing Date, in substantially the form of Exhibit E attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of such Additional Closing Date.

(v) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by The Director, Canada Business Corporations Act, Industry Canada, within ten (10) days of such Additional Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of such Additional Closing Date, as to (A) the Certificate of Incorporation and (B) the Bylaws, each as in effect at such Additional Closing, in the form attached hereto as Exhibit F.

(vii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(viii) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of such Additional Closing Date.

(ix) The Common Stock (i) shall be listed on the Principal Market and (ii) shall not have been suspended, as of such Additional Closing Date, by the SEC, the CSA or the Principal Market from trading on the Principal Market nor shall suspension by the SEC, he CSA or the Principal Market have been threatened, as of such Additional Closing Date, either (A) in writing by the SEC, the CSA or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(x) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the applicable Additional Notes.

(xi) No Event of Default (as defined in the Notes) shall have occurred and be continuing.

(xii) The approval of the Principal Market for the issuance of the Securities issuable on such Additional Closing Date and the conditional listing of the Conversion Shares, Warrant Shares and Interest Shares on the Principal Market shall have remained continuously in effect from the time of the Initial Closing Date.

(xiii) The Company shall have duly executed and delivered to such Buyer an additional Hypothec Agreement with respect to the Additional Notes, substantially in the form attached hereto as Exhibit H, but which shall be limited in amount to CDN$6 million.

(xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. SENIOR AGENT

Each of the Buyers hereby irrevocably designates and appoints Portside Growth & Opportunity Fund as the Senior Agent under the Security Documents and, without prejudice to the foregoing, each Buyer designates and appoints the Senior Agent as the person holding power of attorney (fondé de pouvoir) of the Buyers as contemplated under Article 2692 of the Civil Code of Quebec, to enter into, to take and to hold on each of their behalfs, and for their benefit, the Hypothec Agreement and any other of the Security Documents and to exercise such powers and duties which are conferred thereupon under such deeds or documents.

9. TERMINATION.

Subject to Section 1(a)(i) above, in the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated by the Company pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Osler, Hoskin & Harcourt LLP, with offices at 1221 Avenue of the Americas, 26th floor, New York, N.Y., 10020 – 1089, as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10(b) referred to as the “Judgment Currency”) an amount due in US dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 10(b)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 10(b)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

ART Advanced Research Technologies, Inc.

2300 Alfred-Nobel Blvd.

Saint Laurent, Québec H4S 2A4 Canada

Telephone: Facsimile: Attention:	(514) 832-0077 (514) 832-0778 Sébastien Gignac, Secretary and General Counsel

Copy to:

Osler, Hoskin & Harcourt LLP

1000 de La Gauchetiére Street West

Suite 2100 Montréal Québec H3B 4W5 Canada Telephone: Facsimile: Attention:	(514) 904-8120 (514) 904-8101 Robert Yalden, Esq.

If to the Transfer Agent:
National Bank Trust 1100 University Avenue 9th Floor Montreal, Quebec H3B 2G7 Telephone:	(514) 871-7408
Facsimile:	(514)871-7434

Attention: Manager, Share Ownership Management

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:
Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of Notes issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Buyer of any of the Securities, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k) Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars. All amounts owing under this Agreement or any Transaction Document shall be paid in US dollars. All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US dollars pursuant to this Agreement, the US dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(l) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material inaccuracy in any representation or warranty made by the Company in the Transaction Documents or any inaccuracy in any representation or warranty in the Transaction Documents that is qualified by materiality or Material Adverse Effect, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, that indemnification pursuant to this clause (iii) shall not be available to the extent arising primarily from (i) such Buyer’s fraud, gross negligence or willful misconduct or (ii) a material breach of any representation or warranty given by such Buyer. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(o) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(p) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(q) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, United States or Canadian federal, state or provincial law, foreign law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(r) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ART ADVANCED RESEARCH TECHNOLOGIES, INC.

By:

Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

PORTSIDE GROWTH & OPPORTUNITY FUND

By:

Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

JGB CAPITAL L.P.

By:

Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

SMITHFIELD FIDUCIARY LLC

By:

Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

LANGLEY PARTNERS, L.P.

By:

Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)
					Maximum Aggregate	Maximum Aggregate
		Aggregate Principal			Principal Amount of	Principal Amount of
	Address and	Amount of Initial	Number of A	Number of B	First Additional	Second Additional		Legal Representative's Address
Buyer	Facsimile Number	Notes	Warrant Shares	Warrant Shares	Notes	Notes	Purchase Price	and Facsimile Number
	c/o Ramius Capital Group, L.L.C.
	666 Third Avenue, 26th Floor
	New York, New York 10017							Schulte Roth & Zabel LLP
	Attention: Jeffrey Smith							919 Third Avenue
	Michael Neidell							New York, New York 10022
	Facsimile: (212) 845-7999							Attention: Eleazer Klein, Esq.
Portside Growth &	Telephone: (212) 845-7955							Facsimile: (212) 593-5955
Opportunity Fund	Residence: Cayman Islands	$2,500,000	555,069	61,675	$1,000,000.00	$250,000.00	$2,500,000	Telephone: (212) 756-2376
	660 Madison Avenue
	21st Floor
	New York, NY 10021
	Attention: Brett Cohen
	Everett Alexander
	Facsimile: (212) 253-4093
	Telephone: (212) 355-5771
JGB Capital L.P.	E-mail: bcohen@jgbcap.com	1,000,000	222,028	24,670	400,000.00	100,000.00	1,000,000	N/A
	c/o Highbridge Capital Management, LLC
	9 West 57th Street
	27th Floor
	New York, NY 10019
	Attention: Ari J. Storch
	Adam J. Chill
	Facsimile: (212) 751-0755
Smithfield Fiduciary	Telephone: (212) 287-4720
LLC	Residence: Cayman Islands	750,000	166,521	18,502	300,000.00	75,000.00	750,000	N/A
	c/o Langley Capital, LLP
	535 Madison Avenue
	7th Floor
	New York, NY 10022
	Attention: Jeffery Thorp
	Facsimile: (212) 850-7589
	Telephone: (212) 850-7528
	Email: JeffreyThorp@lcap.com
	Residence: New York
Langley Partners, L.P.	State of Incorporation: Delaware	750,000	166,521	18,502	300,000.00	75,000.00	750,000	N/A
Total		$5,000,000	1,110,139	123,349	$2,000,000	$500,000	$5,000,000

EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I	Form of Notes
Form of A Warrants
Form of B Warrants
Irrevocable Transfer Agent Instructions
Form of Outside Company Counsel Opinion
Form of Secretary’s Certificate
Form of Officer’s Certificate
Form of Hypothec Agreement
Form of Guarantee